Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stronghold Digital Mining, Inc.
New York, New York

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (No. 333-260874), Form S-3 (No. 333-267869) and Form S-8 (No. 333-260497 and No. 333-270966) of our report dated March 31, 2023, relating to the consolidated financial statements of Stronghold Digital Mining, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Stronghold Digital Mining, Inc. and subsidiaries for the year ended December 31, 2022.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA
March 31, 2023